Exhibit 10.1(c)

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment (this “Amendment”), dated as of May 30, 2007, is to the Agreement and Plan of Merger, dated May 2, 2007, among Varietal Distribution Holdings, LLC, a Delaware limited liability company (“Parent”), Varietal Distribution Merger Sub, Inc., a Delaware corporation (“MergerCo”), and CDRV Investors, Inc., a Delaware corporation (the “Company”) (as amended by the First Amendment thereto dated May 7, 2007 and as otherwise amended or modified from time to time, the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the parties hereto desire to amend the Merger Agreement pursuant to Section 9.7 thereof as provided herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendment of Merger Agreement.

(a)         Section 1.6(a) of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following new Section 1.6(a):

“(a)         The certificate of incorporation of MergerCo as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be “VWR Funding, Inc.”) until thereafter duly amended in accordance with the terms thereof and the DGCL.”

(b)        Section 5.1(a) of the Merger Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing such clause (ii) with the following new clause (ii):

“(ii) the approvals from the national competition authorities set forth in item 5 of Schedule 2.3(b) of the Disclosure Letter relating to the Merger shall have been obtained or the relevant waiting period under the competition laws of the jurisdictions set forth in such item 5 shall have expired with respect to the Merger, as the case may be, and”.

(c)         Schedule 2.3(b) of the Disclosure Letter is hereby amended by deleting item 5 set forth thereon in its entirety and replacing such item 5 with a new item 5 as follows:

“5.           Approvals from the following national competition authorities are required with respect to the Merger or the relevant waiting period is required to have expired with respect to the Merger:

a) the Bundeskartellamt of the Federal Republic of Germany;

b) the Servicio de Defensa de la Competencia of the Kingdom of Spain;

c) the Competition Authority of the Republic of Ireland;

d) the Bundeswettbewerbsbehörde of Austria and, if required, the Kartellgericht of Austria; and

e) the Konkurransetilsynet (Competition Authority) of Norway.”

(d)        Section 8.1 of the Merger Agreement is hereby amended by deleting the definition given therein for the term “Transaction Expenses” in its entirety and replacing such definition with the following text:

“Transaction Expenses” means (i) the fees and expenses of Goldman, Banc of America and Citigroup Global Markets Inc. (other than fees and expenses arising from any of their participation in the Debt Financing) and (ii) the fees and expenses of Debevoise & Plimpton LLP, in each case, incurred by the Company in connection with the Merger.

(e)         The Merger Agreement is hereby amended by adding new Sections 9.16 and 9.17 immediately following Section 9.15 thereof with the following text:

“9.16       Tender Offer. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, Parent and/or its Subsidiaries may commence one or more offers to purchase, and related consent solicitations with respect to (each such offer and related consent solicitation, a “Debt Offer”), the outstanding Senior Floating Rate Notes, Senior Discount Rate Notes, Senior Notes, and/or Senior Subordinated Notes. Notwithstanding anything to the contrary contained herein, with respect to any such Debt Offer, notes that have not been tendered in accordance with such Debt Offer shall not be deemed to be outstanding for purposes of determining the Closing Debt Repayment Amount and the obligations to be repaid, satisfied or discharged pursuant to Section 1.3(c)(i), provided that this sentence shall not apply to such Debt Offer unless Parent and/or its Subsidiaries have obtained in such Debt Offer the requisite consent to amend the indenture pursuant to which such notes were issued (assuming for this purpose that any customary conditions to the effectiveness of such consent would be satisfied) to eliminate certain of the covenants therein as contemplated by the draft of the Offer to Purchase and Consent Solicitation Statement provided by Parent to the Company on May 30, 2007 (such amendments, the “Indenture Amendments”). The requisite legal opinions under the applicable indentures in connection with the Indenture Amendments will be delivered solely by internal counsel to the Company and/or its Subsidiaries or by counsel to Parent, MergerCo and/or their Subsidiaries.

9.17         Management Rollover. Notwithstanding anything to the contrary contained herein, the amount of the Equity Consideration to be paid by Parent and MergerCo in respect of the Merger pursuant to Section 1.2, the amount of the Equity Consideration to be delivered by MergerCo to the Company pursuant to the first sentence in Section 1.3(c) and the amount of the Equity Consideration to be paid by the Surviving Corporation to the Paying Agent pursuant to Section 1.3(c)(iii) shall each be reduced by an amount equal to product of (a) the aggregate number of shares of Company Stock held by Parent or MergerCo immediately prior to the Effective Time (collectively, the “Rollover Shares”) and (b) the Per Share Merger Consideration. For purposes of determining the Per Share Merger Consideration under this Agreement, the reduction in the amount of the Equity Consideration provided for in the preceding sentence shall be deemed not to have occurred and the Rollover Shares shall be deemed to be issued and outstanding and shall be included in the calculation of the Fully Diluted Number. The Rollover Shares shall be cancelled at the Effective Time as provided in Section 1.4(b).”

2.             Consent. Pursuant to Section 4.9(a) of the Merger Agreement, the Company hereby consents to the modification of the Debt Commitment Letters contemplated by the Assignment Letter, dated on or about the date hereof, from Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. to Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A., and JPMorgan Securities Inc. provided by Parent to the Company on the date hereof. From and after the date hereof, the term “Debt Commitment Letters” in the Merger Agreement shall refer to the Debt Commitment Letters as modified by such Assignment Letter.

3.             Full Force and Effect. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the Merger Agreement, and the Merger Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

4.             General Provisions. Sections 9.4 through 9.15 of the Merger Agreement are hereby incorporated into and will apply to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

VARIETAL DISTRIBUTION HOLDINGS, LLC

By:
Name:
Title:

VARIETAL DISTRIBUTION MERGER SUB, INC.

By:
Name:
Title:

CDRV INVESTORS, INC.

By:
Name:
Title: